    As Filed with the Securities and Exchange Commission on March 11, 1999
                       Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SUITE101.COM, INC.

               (Exact Name of Registrant as specified in its Charter)

           DELAWARE                                      33-0464753
--------------------------------------------------------------------------------
  (State or other jurisdiction              (IRS Employer Identification Number)
 of incorporation or organization)

   1122 MAINLAND STREET, SUITE 390, VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1
                                    (604) 682-1400
    (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                            1998 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                               (Full Title of Plan)

                           PETER L. BRADSHAW, PRESIDENT
                                 SUITE101.COM, INC.
     1122 MAINLAND STREET, SUITE 390, VANCOUVER, BRITISH COLUMBIA V6B 5L1
                                   (604) 682-1400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  With a Copy to:
                             WILLIAM S. CLARKE, ESQUIRE
                              WILLIAM S. CLARKE, P.A.
         457 NORTH HARRISON STREET, SUITE 103, PRINCETON, NEW JERSEY  08540

                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
   TITLE OF                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE        AGGREGATE          AMOUNT OF
  REGISTERED         REGISTERED        PER UNIT        OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------
Common Stock, $.001
par value             866,890          $3.56(1)          $3,086,128           $858.00
----------------------------------------------------------------------------------------
Common Stock, $.001
par value             333,110          $1.50(2)           $499,665            $139.00
----------------------------------------------------------------------------------------
                                                                        Total $997.00
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on March 8, 1999.
(2) Pursuant to Rule 457(h), based on the price at which such options may be exercised.

                                   EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the registration of 1,200,000 shares of common stock issued or issuable on exercise of options granted and to be granted under the 1998 Stock Incentive Plan (the "Plan") to selected employees, non-employee members of the Board of Directors, and consultants or other independent advisors who provide services to Suite101.com, Inc., a Delaware corporation (the "Company"). The exercise of options granted and that may be granted under the Plan is subject to the approval of the adoption of the Plan by the stockholders of the Company.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the introductory Note to Part I, are not filed with the Commission as part of this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will furnish without charge to each person to whom a Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. Requests should be addressed to Suite101.com, Inc., 1122 Mainland Street, Suite 390, Vancouver, British Columbia V6B 5L1.


                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Incorporated by reference in this Registration Statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"), filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-25136):

          1. The Company's Annual Report on form 10-KSB for the year ended December 31, 1997.

          2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

          3. The Current Reports of the Company on Form 8-K dated November 9, 1998, December 10, 1998 and January 25, 1999.

          4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.


ITEM 4.   DESCRIPTION OF SECURITIES

     The Company's Common Stock, par value $.001 per share, is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V, Section 5.1 of the Company's By-Laws provide as follows:

     Section 5.1. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General

Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the Delaware General Corporation Law.


     Section 145 of the Delaware General Corporation Law provides for indemnification of present and former officers, directors, employees and agents.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Options to purchase an aggregate of 333,110 shares of Common Stock granted to 252 persons are outstanding under the 1998 Stock Incentive Plan (the "Plan"). Such options are held by the holders of options granted by i5ive communications, Inc. ("i5ive"), a predecessor of the Company acquired on December 10, 1998, in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), afforded by Rule 701 thereunder. The options granted by i5ive were assumed by the Company effective December 10, 1998. The options granted are subject to stockholder approval of the adoption of the Plan, a vesting a period of up to two (2) years with the first vesting to occur on December 4, 1999 and are non-transferrable. Each optionee must agree that, unless registered under the Act, the shares issuable on exercise of an option will bear an appropriate restrictive legend under the Act and stop transfer instructions will be placed against the transfer of the shares.


ITEM 8    EXHIBITS

     The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereunder undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (1) does not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment to that paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by any director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on the 11th day of March, 1999.

                                    SUITE101.COM, INC.



                                    BY:   /s/ PETER L. BRADSHAW
                                         -----------------------------------
                                         Peter L. Bradshaw, President and
                                          Chief Executive Officer

                                 SUITE101.COM, INC.

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Suite101.com, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Peter L. Bradshaw and Julie M. Bradshaw, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/ PETER L. BRADSHAW      Director, President and Chief Executive           March 11, 1999
------------------------    Officer (Principal Executive Officer)
Peter L. Bradshaw           (Principal Accounting and Financial Officer)



 /s/ JULIE M. BRADSHAW      Director                                          March 11, 1999
------------------------
Julie M. Bradshaw



 /s/ SUNNY H. HIRAI         Director                                          March 11, 1999
------------------------
Sunny H. Hirai



                            Director                                          March   , 1999
------------------------
Mitch Blumberg

                                 SUITE101.COM, INC.

                         REGISTRATION STATEMENT ON FORM S-8

                                 INDEX TO EXHIBITS


 Exhibit Number                             Description
----------------  ------------------------------------------------------------
     4.1          1998 Stock Incentive Plan

     5.1          Opinion of William S. Clarke, P.A.

    23.1          Consent of Raimondo Petit Group

    23.2          Consent of William S. Clarke, P.A. (included in Exhibit 5.1).